UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2014

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04              Mine Safety — Reporting of Shutdowns and Patterns of Violations.

On April 9, 2014, Jim Walter Resources, Inc., a wholly owned subsidiary of Walter Energy, Inc., and the operator of the Company’s No. 7 Mine located in Brookwood, Alabama, received an imminent danger order  (the “Order”) under section 107(a) of the Federal Mine Safety and Health Act of 1977.  In the Order, the Mine Safety and Health Administration (“MSHA”) asserted imminent danger on the No. 6 Section due to detection of elevated methane and low oxygen in a small area of the section where cleanup of a previous roof fall was ongoing.  The condition was immediately addressed and quickly resolved without incident.

In conjunction with the Order, MSHA issued a 104(a) citation (the “Citation”).  The Citation alleges that the conditions cited in the Order constituted a violation of a mandatory safety standard.  The Citation was issued as “significant and substantial” (i.e., highly likely to result in permanently disabling-type injuries to two persons) and claimed that the violation resulted from “low” negligence.  MSHA terminated the Citation upon the same action and at the same time as it terminated the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: April 14, 2014	By:	/s/ Earl H. Doppelt
Earl H. Doppelt
Executive Vice-President, General Counsel and Secretary